EMPLOYMENT AGREEMENT

           dated as of January 2, 1997 by and between
                     Alfa Acquisition Corp.
           a New York Corporation, with its address at
                    50 South Buckhout Street
                       Irvington-On-Hudson
                 New York 10533 (the "Company")
           and Charles P. Kuczynski (the "Employee")
                        (the "Agreement")



RECITALS:

     A. The Company desires to secure the services of Employee, and Employee desires to furnish services to the Company, on the terms and conditions set forth in this Agreement.

     B. Subject to the terms and conditions of that certain merger agreement of even date with this Agreement among Alfa International Corp, a publicly traded New Jersey corporation ("Alfa"), Ty-Breakers (NY) Corp., a New York corporation ("TYBR"), and the Company which is a wholly owned subsidiary of Alfa; TYBR intends to merge with and into the Company (the "Merger"). As soon as practicable after the consummation of the Merger, Alfa intends to make an offering of up to $1,000,000 of its securities (the "Offering") to non U.S. residents. Notwithstanding anything to the contrary contained elsewhere in this Agreement, Employee and the Company agree that the conditions precedent to all of the Company's obligations under this Agreement are (i) the receipt by Alfa of gross proceeds of at least $500,000 from the Offering, and (ii) the advance by Alfa to the Company of an aggregate of $500,000. The day that the Company receives all or the final installment of such $500,000 from Alfa is hereinafter defined as the "Receipt Date". Until the Receipt Date, neither Employee nor the Company shall have any obligations under this Agreement.



AGREEMENT:


     In consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:


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
     1. Employment Term. Subject to the satisfaction of the conditions precedents required by Recital B hereof, the Company agrees to employ Employee, and Employee agrees to enter the Company's employment, for a period of five years (the "Employment Term") commencing on the first business day subsequent to the Receipt Date (the "Commencement Date"). Employee may terminate this Agreement at any time after two years after the first day of the Employment Term by giving the Company at least sixty days prior written notice.

     2. Office and Duties. During the Employment Term, the Company shall employ Employee and Employee shall serve as the Company's Vice President of Sales and Secretary. In such capacity, Employee shall exercise all rights and powers of those offices as set forth in the Company's Articles of Incorporation and Bylaws. Employee also shall perform such other duties and exercise such powers as the Company's President or Board of Directors may reasonably require.

     3. Sole Employment. Employee agrees that his employment by the Company as set forth herein shall be his sole employment and he shall not perform any advisory, or in any other capacity, work for any other individual, firm or company, other than Alfa, without the prior written consent of the Company. Employee shall devote all of his business time and attention to the Company's and/or Alfa's business and affairs.

     4. Compensation.

          4.1 Salary. In consideration of the services to be rendered by Employee, the Company agrees to pay Employee, and Employee agrees to accept, an annual salary of $45,000 during each year of the Employment Term. On each anniversary of the first day of the Employment Term, the Company shall increase the salary that the Company must pay Employee during the year following such anniversary by multiplying $45,000 by the following fraction: The fraction's denominator shall be the "consumer price index" in effect on the first day of the Employment Term and the fraction's numerator shall be the "consumer price index" in effect on the anniversary date on which Employee's salary is recomputed. For purposes of this paragraph 4.1, the "consumer price index" shall mean the "consumer price index" for all urban consumers--U.S. city average (all items; 1967 = 100 base) as published by the United States Bureau of Labor Statistics (or any successor agency) or any other index that the Bureau of Labor Statistics may employ in lieu of the "consumer price index". In no year shall the Company decrease Employee's salary prevailing at the end of the preceding year, but, upon approval of the Board of Directors, the Company may, based on Employee's performance, increase the employee's salary any time during the Employment Term. The Company shall pay Employee's salary in accordance with the Company's regular payroll practices.
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
          4.2 Bonus. For each of the Company's fiscal years that fall, in whole or in part, within the Employment Term, the Company shall, based upon sales performance in such fiscal year, pay Employee an annual bonus equal to a percentage of the Employee's salary for such fiscal year, based on the Company's total net sales, as determined in accordance with generally accepted accounting principles, ("Net Sales") in such fiscal year, as follows:

     Net Sales do not include sales of any subsidiary company(s), if any, which the Company or Alfa may acquire at any time, unless such subsidiary company(s) are in substantially the same business as the business presently being conducted by TYBR, in which case the net sales of such similar subsidiary(s) will be included in Net Sales. During each fiscal year within the Employment Term the Company will pay Employee a bonus calculated by multiplying the Employee's salary for such fiscal year by a fraction rounded to the nearest hundredth. The numerator of this fraction is the Net Sales for such fiscal year, rounded to the nearest thousand dollars and the denominator is 4,000. For example; if the Company had Net Sales of $1,836,279 in its 1997 fiscal year, then the Employee's bonus for the 1997 fiscal year would be calculated as follows:


     Bonus     = 1,836 divided by 4,000 times $45,000
               = 0.459 x $45,000
               = 0.46  x $45,000
               = $20,700


     The Company shall pay each annual bonus on a quarterly basis as such bonus accrues, within two months after the end of each quarter. If the Employment Term begins on a day other than the first day of the Company's fiscal year, the bonus for fiscal years ending immediately after the beginning and the end of the Employment Term shall be prorated.


          4.3 Stock Options. Subject to the satisfaction of the conditions precedent required by Recital B hereof, Employee shall, in accordance with the terms and conditions of the "Alfa International Corp. 1987 Stock Option Plan (the "Plan"), have the option to purchase up to 25,000 shares of Alfa's $0.01 par value common stock (the "Alfa Common Stock") during each year of the Employment Term, at an exercise price equal to $1.00. Employee's right to purchase the aforesaid Alfa Common Stock shall be governed by the terms and conditions of the Plan, all of which are incorporated herein by reference.


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
          4.4 Signing Bonus. Subject to the satisfaction of the conditions precedent required by Recital B hereof, and in order to induce Employee to enter into and perform this Agreement, the Company agrees that, in addition to any other compensation called for by this paragraph 4, Employee shall be paid a one time bonus of $25,000 as follows: $12,500 on the Commencement Date and $12,500 on the first day of the month of the sixth month subsequent to the Commencement Date, provided Employee is still employed by the Company on such date.

     5. Employee Benefits.

          5.1  Insurance.     During the Employment Term, the
Company shall, in accordance with then prevailing Company policy, provide Employee with health and life insurance coverage under its group policies, if and when such group policies come into effect.

          5.2  Other Benefits.     The Company shall provide
Employee with any pension plan that the Company offers any of its executives at any time during the Employment Term. The Company shall offer such pension plan to Employee on the most favorable terms and under the most favorable conditions as such plan is offered to any other Company executive.

          5.3  Deferred Compensation.   Subject to the approval of
Alfa's Board of Directors, Employee may, if offered to him by the Company and at his option, enter into a "Deferred Compensation Plan" with the Company whereby Employee may defer some portion of his compensation. The terms and conditions of any such Deferred Compensation Plan, if any, will control the rights and obligations of the parties thereto and will be determined by and approved by the Board of Directors of Alfa.

     6. Expenses. The Company agrees to pay, or reimburse Employee for, all travel, entertainment and other business expenses incurred or expended by Employee in performing his duties and responsibilities on behalf of the Company under this Agreement. Employee agrees to provide proof of the expenses for which he seeks reimbursement in accordance with the Company's present expense reporting policies.

     7. Vacations. Employee shall be entitled to and shall accrue vacation time at the rate of three weeks per year of the Employment Term. Employee's vacation time shall accumulate from year to year.

     8.   Termination of Employment / Agreement.

     8.1  Cause     The Company may terminate Employee's employment
for cause upon thirty days written notice if (i) Employee is convicted, by a court of competent and final jurisdiction, of any crime which constitutes a felony in the jurisdiction involved, (ii)

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

Employee commits any act of fraud against or breaches a fiduciary obligation to the Company, (iii) Employee shall incur any liability on the Company's behalf not in the ordinary course of the Company's business (iv) the representation contained in paragraph 10 of this Agreement is false or (v) Employee fails or refuses in any respect to perform his duties under this Agreement. If, for any reason, the Company terminates Employee's employment without cause, Employee shall be entitled to receive the salary provided for in paragraph 4.1, the bonus described in paragraph 4.2, and the stock options described in paragraphs 4.3 and the benefits (to the full extent not disallowed by the terms of their contracts) described in paragraph 5 until the end of the Employment Term, and to retain the signing bonus described in paragraph 4.4 hereof.

     8.2  Death or Permanent Disability.     If, during the
Employment Term, Employee shall die or become permanently disabled (as defined in sub paragraph 8.3) his Employment under this Agreement shall terminate. In the event of Employee's death during the Employment Term and in addition to any payments to Employee's beneficiary or estate made with respect to any insurance contracts entered under the terms of this Agreement, the Company shall pay the personal representative of Employee's estate the salary and bonus provided for in Paragraphs 4.1 and 4.2 through the end of the month after the month in which Employee's death occurs. Thereafter this Agreement will automatically terminate.

     8.3  Disability.    If, during the Employment Term, Employee
shall become physically or mentally disabled so as to be unable to perform any of his material duties hereunder, he shall nonetheless continue to receive his full salary (but not his bonus) for a period of six months or any part thereof for any continuous disability, less any amounts received by him from any disability insurance policy then in effect for his benefit. At any time subsequent to the expiration of such six month period, the Company may cancel this Agreement upon ten days written notice to the Employee.

     No disability shall be deemed to exist until after the Employee shall have been unable to perform any of his duties hereunder for a period of thirty consecutive days, but if such disability continues for sixty consecutive days, then the same shall be deemed to have existed from the first day of such disability.

     If the Employee shall have been disabled and shall have returned to work after the end of such disability, any new disability commencing within ninety days of the termination of the prior disability shall be deemed a continuation of the prior disability, and the period of all such disabilities shall be added together to determine the rights of the Employee and the Company hereunder.
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

     At the end of any temporary disability, Employee shall return to work and this Agreement shall continue as though such disability had not occurred, except where specifically provided to the contrary herein. During any period of disability, Employee shall not receive any allowance for expenses.

     8.4  Termination of Agreement.     Notwithstanding anything
to the contrary contained elsewhere in this Agreement, if the Receipt Date shall not have occurred on or before February 28, 1997, then this Agreement and all obligations of the parties to each other hereunder shall thereupon automatically terminate.

     9.   Non-Competition Covenant.     For a period of one year
after the termination (for any reason whatsoever) or expiration of this Agreement, Employee shall not, directly or indirectly, solicit or service any accounts, customers, vendors, suppliers or other persons or entities with which Employee or the Company has done business, negotiated or otherwise had business dealings, at any time during the three years prior to such termination or expiration date. In the event of Employee's actual or threatened breach of provisions of this paragraph, the Company shall be entitled to any injunction restraining Employee therefrom. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other available remedies for such breach or threatened breach, including recovery of damages from Employee.

     10.  Representation.     Employee, in order to induce the
Company to enter into and perform this Agreement, hereby represents and warrants to the Company that he is not a party to any contract, agreement or understanding which prevents or prohibits, or with notice or the passage of time or both, would prevent or prohibit Employee from entering into this Agreement or fully performing all of his obligations hereunder or which would be breached thereby.

     11.  Miscellaneous.

          11.1 Assignment.    This Agreement shall inure to the
benefit of and shall be binding upon the heirs and personal representative of Employee and shall inure to the benefit of and be binding upon the Company and its successors and assigns. However, neither party may assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any of its or his rights hereunder without the prior written consent of the other party, and any such attempt to assign, transfer, pledge, encumber or hypothecate without such consent shall be null and void.

          11.2 Governing Law. This Agreement is executed and delivered in New York. The laws of the state of New York shall govern its validity, interpretation and enforcement.

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
          11.3 Attorney's Fees.    If a dispute arises from this
Agreement, the prevailing party shall be entitled to collect its reasonable costs and expenses, including reasonable attorneys' fees, from the losing party.

          11.4 Complete Agreement. This Agreement supersedes any and all prior agreements and understandings between the parties with respect to the Company's employment of Employee and constitutes the complete understanding between the parties with respect to the Company's employment of Employee. No statement, representation, warranty or covenant made by either party with respect to Employee's employment will be binding unless expressly set forth in this Agreement. This Agreement may not be altered, modified or amended except by written instrument signed by each of the parties. Recital A and Recital B set forth in the beginning of this Agreement are incorporated herein as if set forth in the body of this Agreement.

          11.5 Counterparts. The parties may execute this Agreement in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

          11.6 Headings. The paragraph headings of this Agreement are for convenience of reference only and shall not expand, modify, limit or define the text of this Agreement.

          11.7 Notices. Any notice or other communication required or made under this Agreement shall be in writing and shall be delivered personally, telegraphed, or sent by registered, certified or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, or, if mailed, two days after the date of mailing, to the recipient at the following address (or to such other address as the recipient may designate by giving written notice):



          To Employee:        Charles P. Kuczynski
                              20 West 13th Street
                              Bayonne, New Jersey 07002




          To the Company:     Alfa Acquisition Corp.
                              50 South Buckhout Street
                              Irvington-On-Hudson
                              New York  10533
                              ATT: President


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          11.8 Severability.  In the event that any one or more of
the provisions of this Agreement shall be deemed to be invalid, illegal or unenforceable in any respect, in whole or in part, the validity, legality and enforceability of the remainder of the provisions of this Agreement shall not in any way be affected.

          11.9 Waivers. A written waiver, or successive written waivers, by either party of any breach or default by the other party of any of the terms and provisions of this Agreement, shall not operate as a waiver, or custom of waiver, of any other breach or default, whether similar to or different from the breach or default waived. No waiver shall be effective unless in writing and signed by the party to be charged.







Alfa Acquisition Corp.,                 Employee
a New York corporation


By                                      By
     Frank J. Drohan                         Charles P. Kuczynski
     President



As to Paragraphs 4.3 and 5.3 only,
Alfa International Corp.,
a New Jersey corporation


By
     Frank J. Drohan
     President














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